TOWER BANCORP INC.
CONSOLIDATED BALANCE SHEET
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
                 (UNAUDITED)                      3/31/2004          3/31/2003
ASSETS                                              (,000)            (,000)
CASH AND DUE FROM BANKS                        $       6,119     $        6,839
INTEREST BEARING BALANCES WITH BANKS                     675              1,255
FEDERAL FUNDS SOLD                                         0                  0

INVESTMENTS                                           65,862             52,723

LOANS:                                               214,371            187,259
      RESERVE FOR LOAN LOSSES                         (1,906)            (1,657)

BANK PREMISES, FURNITURE & FIXTURES                    4,554              4,172
OTHER REAL ESTATE OWNED                                    0                  0
OTHER ASSETS                                           8,371              8,070
                                               --------------    --------------
TOTAL ASSETS                                   $     298,046     $      258,661
                                               =============     ==============
LIABILITIES AND CAPITAL
     DEMAND                                    $      20,031     $       17,145
     SAVINGS                                         118,180            107,765
     TIME                                             72,639             69,762
                                               --------------    --------------
               TOTAL DEPOSITS:                 $     210,850     $      194,672

LIABILITIES FOR BORROWED MONEY                        34,853             27,731
FEDERAL FUNDS PURCHASED                                4,232                  0
OTHER LIABILITIES                                      6,158              3,359
                                               --------------    --------------
TOTAL LIABILITIES                              $     256,093     $      225,762
                                               --------------    --------------
EQUITY CAPTIAL
     CAPITAL STOCK:
     AUTHORIZED 5,000,000 SHARES
     ISSUED 1,780,100 SHARES                   $       2,225     $        2,225
SURPLUS                                                6,778              6,719
UNDIVIDED PROFITS                                     26,433             23,227
NET UNREALIZED GAIN (LOSS)                             7,882              1,971
LESS: TREASURY STOCK(44,954 SHARES)                   (1,365)            (1,243)
                                               --------------    --------------
TOTAL EQUITY CAPITAL                           $      41,953     $       32,899
                                               --------------    --------------
TOTAL LIABILITIES AND CAPITAL                  $     298,046     $      258,661
                                               =============     ==============

                  BOOK VALUE                   $       24.18     $        18.96

            CAPITAL / ASSET RATIO                      14.08%             12.72%

             LOAN / DEPOSIT RATIO                     101.67%             96.19%
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